UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 18, 2012

Southern Connecticut Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Connecticut	000-49784	06-1609692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Church Street
New Haven, Connecticut		06510
(Address of Principal Executive Offices)		(Zip Code)
(203) 782-1100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (ee General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                 Other Events.

On September 18, 2012, Southern Connecticut Bancorp, Inc.’s primary subsidiary, The Bank of Southern Connecticut (the “Bank”), appointed Sunil Pallan as its Senior Loan Officer after the Bank received approval for Mr. Pallan to serve in such capacity from the Federal Deposit Insurance Corporation and the State of Connecticut Department of Banking.  In addition to serving as Senior Loan Officer of the Bank, Mr. Pallan will continue to serve as President of the Bank and Southern Connecticut Bancorp, Inc.  While Mr. Pallan will no longer hold the title of Chief Credit Officer of the Bank, he will continue to oversee and supervise the Bank’s credit department.  Mr. Pallan will not receive any additional compensation or benefits for his position as Senior Loan Officer of the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CONNECTICUT BANCORP, INC.

Date: September 21, 2012	By:	/s/ Stephen V. Ciancarelli
Stephen V. Ciancarelli
Senior Vice President and Chief Financial Officer